DREYFUS PREMIER STATE MUNICIPAL BOND FUND
                              MASSACHUSETTS SERIES
                            Registration No. 811-4906

                                                                  Sub-Item 77I

The Registrant authorized the issuance of Class Z shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Registrant's Prospectus under the headings "Expenses," "Account Policies" and "Services for Fund Investors," and the Registrant's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plan," "How to Redeem Shares" and "Shareholder Services", incorporated by reference to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, filed on August 25, 2004, effective as of August 31, 2004.

2. The Registrant's Shareholder Services Plan, incorporated by reference to Exhibit (h) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A, filed on March 10, 2004.

3. The Registrant's Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A, filed on March 10, 2004.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A, filed on March 10, 2004.